Exhibit 99.1

IDI HOLDINGS, LLC

(formerly known as The Best One, Inc.)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD OF SEPTEMBER 22, 2014 (INCEPTION)

THROUGH DECEMBER 31, 2014

AND

INDEPENDENT AUDITORS’ AUDIT REPORT

IDI HOLDINGS, LLC

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheet	2

Consolidated Statement of Operations	3

Consolidated Statement of Shareholders’ Equity	4

Consolidated Statement of Cash Flows	5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	6 - 17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

IDI HOLDINGS, LLC

We have audited the accompanying consolidated balance sheet of IDI HOLDINGS, LLC. (formerly known as The Best One, Inc.) as of December 31, 2014, and the related consolidated statement of operations, statement of shareholders’ equity and cash flows for the period from September 22, 2014 (inception) through December 31, 2014. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.

Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IDI HOLDINGS, LLC as of December 31, 2014, and the results of its operations and its cash flows for the period from September 22, 2014 (Inception) through December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

/s/ L.L. Bradford & Company, LLC

Las Vegas, Nevada

July 8, 2015

IDI HOLDINGS, LLC

(Formerly Known as The Best One, Inc.)

Consolidated Balance Sheet

December 31, 2014
ASSETS
CURRENT ASSETS:
Cash	$5,996,383
Accounts receivable, net	295,338
Other current assets	348,513
Deferred tax asset, current	56,360

TOTAL CURRENT ASSETS	6,696,595

PROPERTY AND EQUIPMENT, NET	302,560

INTANGIBLE ASSETS:
Intangible assets, net	795,530
Goodwill	5,227,470

TOTAL INTANGIBLE ASSETS	6,023,000

NON-CURRENT ASSETS
Other assets	37,594
Deferred tax asset, non-current	208,390

TOTAL NON-CURRENT ASSETS	245,984

TOTAL ASSETS	$13,268,139

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Accounts payable	$889,624
Other current liabilities	51,594
Deferred revenue	164,018

TOTAL LIABILITIES	1,105,237

SHAREHOLDERS’ EQUITY:
Preferred stock	4,209
Common stock	6,712,587
Additional paid-in capital	6,000,350
Net loss	(554,244)

TOTAL SHAREHOLDERS’ EQUITY	12,162,902

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,268,139

The accompanying notes are an integral part to these consolidated financial statements.

IDI HOLDINGS, LLC

(Formerly Known as The Best One, Inc.)

Consolidated Statement of Operations

For the Period from September 22, 2014 (Inception) through December 31, 2014

2014

NET REVENUE	$816,907

COST OF REVENUE	339,801

GROSS PROFIT	477,105

OPERATING EXPENSES:
Selling	75,985
Compensation	565,928
Other general and administrative	594,549
Depreciation and amortization	17,666

TOTAL OPERATING EXPENSES	1,254,128

LOSS BEFORE PROVISION FOR INCOME TAXES	(777,023)

BENEFIT FROM INCOME TAXES	(222,779)

NET LOSS	$(554,244)

The accompanying notes are an integral part to these consolidated financial statements.

IDI HOLDINGS, LLC

(Formerly Known as The Best One, Inc.)

Consolidated Statement of Shareholders’ Equity

					Additional Paid-In Capital	Accumulated Deficit	Total
	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount

BALANCE at September 22, 2014 (inception)	—	$—	5,000,001	$—	$—	$—	$—

Issuance of common stock at acquisition	—	—	1,422,222	—	—	—	—

Issuance of preferred stock	4,860,000	4,860	—	—	6,627,886	—	6,632,746

Conversion of common stock to preferred stock	(651,000)	(651)	1,302,000	651,000	(650,349)	—	—

Issuance of common stock, net of offering costs	—	—	12,360,000	6,061,587	—	—	6,061,587

Share-based compensation	—	—	—	—	22,813	—	22,813

Net Loss	—	—	—	—	—	(554,244)	(554,244)

BALANCE at December 31, 2014	4,209,000	$4,209	20,084,223	$6,712,587	$6,000,350	$(554,244)	$12,162,902

The accompanying notes are an integral part to these consolidated financial statements.

IDI HOLDINGS, LLC

(Formerly Knowns as The Best One, Inc.)

Consolidated Statement of Cash Flows

For the Period from September 22, 2014 (Inception) through December 31, 2014

2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(554,244)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,666
Increase in allowance for doubtful accounts	104,851
Share-based compensation	22,813
Net changes in certain assets and liabilities:
Accounts receivable	(400,190)
Other current assets	(291,083)
Deferred tax asset, net	(130,716)
Other assets	(37,594)
Accounts payable	889,624
Other current liabilities	51,594
Deferred revenue	164,018

NET CASH USED IN OPERATING ACTIVITIES	(163,260)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(289,791)
Purchase of intangible assets	(484,899)
Cash used in business acquisitions	(5,760,000)

NET CASH USED IN INVESTING ACTIVITIES	(6,534,690)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock	12,694,333

NET CASH PROVIDED BY FINANCING ACTIVITIES	12,694,333

NET INCREASE IN CASH AND CASH EQUIVALENTS	5,996,383

CASH AND CASH EQUIVALENTS:
BEGINNING OF THE PERIOD	—

END OF THE PERIOD	$5,996,383

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$—
Cash paid for income taxes	$—

The accompanying notes are an integral part to these consolidated financial statements.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

The Best One, Inc. was formed as a corporation on September 22, 2014 (inception) in the State of Florida. On October 2, 2014, the Company acquired 100% of the membership interests of Interactive Data, LLC, a Georgia limited liability company (“ID”). On March 20, 2015, The Best One, Inc. merged with and into TBO Acquisition, LLC, and this name was changed to IDI HOLDINGS, LLC (“the Company”) on April 8, 2015.

Business Description

The Company was formed as a holding company to acquire valuable and proprietary technology assets across a broad range of industries. Such assets are utilized to provide services including analytics, marketing and risk mitigation solutions.

Historically, ID has provided data solutions and services to the Accounts Receivable Management (ARM) industry for location and identity verification, legislative compliance and debt recovery. ID is now targeting the entirety of the risk management market, including expansion into FCRA (Fair Credit Reporting Act) regulated data, and non-regulated data. Transforming the way organizations use their data, ID’s next generation supercomputer technology and proprietary linking and assessment algorithms solves complex, large scale data problems for its customers.

Use of Estimates

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned operating subsidiary. All intercompany accounts and transactions have been eliminated.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers cash and all highly liquid investments with original or remaining maturities of three months or less, at the date of purchase, to be cash equivalents. Cash and cash equivalents consist of money market and various deposit accounts.

Concentration of Business and Credit Risk

Financial instruments and related items, which potentially subject us to concentrations of credit risk, consist primarily of cash and receivables. We place our cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company maintains its cash balances primarily at one financial institution, and at times the balances may be in excess of federally insured limits. As of December 31, 2014, the Company’s cash balances exceeded the insurance limits by $5,603,611.

Management reviews a customer’s credit history before extending credit. As at and for period from September 22, 2014 (inception) through December 31, 2014, there were no individual customers with a balance in excess of 10% of the accounts receivable and there were no customers in excess of 10% of net sales.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Vendors

The Company uses data acquired through licensing rights from approximately 12 providers. The loss of any one of these providers could have an immediate near-term impact on the Company’s financial position, results of operations, and liquidity.

Revenue Recognition

The accounting rules related to revenue recognition are complex and are affected by interpretations of the rules and an understanding of industry practices, both of which are subject to change. Consequently, the revenue recognition accounting rules require management to make significant judgments.

The Company generally recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or a service has been rendered, the price is fixed or determinable and collection is reasonably assured.

Revenue is generally recognized on (a) a transactional basis determined by the customers’ usage, (b) a monthly fee or (c) a combination of both.

Revenues pursuant to contracts containing a monthly fee are generally recognized ratably over the contract period, which is generally 1 year. Revenues pursuant to transactions determined by the customers’ usage are recognized when the transaction is complete. Costs associated with separately priced customer service contracts are generally recognized as follows: (a) costs are expensed as incurred; and (b) losses are recognized on contracts where the expected future costs exceed expected future revenue. No such loss contracts exist at December 31, 2014.

As of December 31, 2014, deferred revenue totaled $164,018, respectively, all of which is expected to be realized in 2015.

Intangibles

Generally, intangible assets acquired are stated at their historic cost less accumulated amortization. The Company amortizes its intangible assets with determinable finite useful lives, which includes software, on a straight-line basis over an estimated useful life of 3-15 years for the assets.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Expenditures for maintenance, repairs, and minor renewals are charged to expense in the period incurred. Betterments and additions are capitalized. Amortization of leasehold improvements is based on the shorter of the remaining life of the lease or the estimated useful lives of the assets. At December 31, 2014, the Company had no leasehold improvements. Depreciation and amortization are provided for on the straight-line method over the estimated useful lives of the assets.

Long-Lived Assets

The Company accounts for our long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. Management assess recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-Lived Assets - continued

For the period from September 22, 2014 (inception) through December 31, 2014, there were no impairments of long-lived assets.

Income Taxes

The Company follows ASC subtopic 740-10 for recording the provision for income taxes. ASC 740-10 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

For the period from September 22, 2014 (inception) through December 31, 2014, the Company operated at a loss creating a deferred tax asset in the amount $264,750. The Company had no accrued tax liability as of December 31, 2014. The Company recognizes income tax interest and penalties as a separately identified component of general and administrative expense. There were no material income tax interest or penalties for the period from September 22, 2014 (inception), through December 31, 2014. There are no open federal or state income tax years under audit. All of the Company’s income tax filings since inception remain open for tax examinations.

Research and Development

In accordance with GAAP, all research and development costs are expensed as incurred. The Company’s research and development activities consist of development of new or enhanced products or services. The Company has determined that there were no research and development activities for the period from September 22, 2014 (inception), through December 31, 2014.

Advertising

Advertising costs, included in selling expenses, are expensed as incurred. The Company had Advertising expenses of $35,474 for the period from September 22, 2014 (inception), through December 31, 2014.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability. The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

•	Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

•	Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

•	Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

Cash, and all other current assets and liabilities, are reflected in the financial statements at cost, which approximates fair value because of the short-term maturity of those instruments.

Stock-Based Compensation

Restricted stock units (RSUs) granted to employees generally vest over four years, and allow for quarterly or annual vesting of the pro-rata number of stock-based awards that would vest on the next anniversary of the grant date in the event of retirement or voluntary termination. The Company does not reduce stock-based compensation for an estimate of forfeitures because the estimate has been deemed immaterial. The impact of actual forfeitures arising in the event of termination is recognized as actual forfeitures occur.

Compensation expense for all stock-based awards granted is predominantly recognized using the straight-line method over the requisite service period for the entire award. The terms of the Company’s stock-based awards for employees and non-employee directors provide for accelerated vesting of a portion of outstanding shares based on the achievement of certain company milestones. The fair value of RSUs is calculated as the market value of the common stock on the measurement date less the present value of the expected dividends forgone during the vesting period.

Stock-based compensation expense is predominantly included in compensation expenses in the consolidated statements of income. See Note 8 for additional information on the Company’s stock-based compensation plans.

Recent Accounting Pronouncements

In January 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-04, Receivables - Troubled Debt Restructurings by Creditors (“ASU 2014-04”), which intends to clarify when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan should be derecognized and the real estate recognized. ASU 2014-04 is effective for annual periods, and interim periods within those annual periods beginning after December 15, 2014. We will adopt this standard effective January 1, 2015. Our adoption of ASU 2014-14 is not expected to have a material impact on our consolidated financial statements.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements - continued

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which supersedes nearly all existing revenue recognition guidance under GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). We are currently evaluating the impact of our pending adoption of ASU 2014-09 on our consolidated financial statements and have not yet determined the method by which we will adopt the standard in 2017.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern. The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

NOTE 3 – INTERACTIVE DATA ACQUISITION

On October 2, 2014, the Company acquired 100% of the membership interests of Interactive Data through a Securities Purchase Agreement between the Company, John O. Schaeffer (“Schaeffer”) and WHP Solutions, LLC (“WHP”). The aggregate purchase price for the securities purchased consisted of $5,760,000 in cash and 100 shares of the Company preferred stock, which have since converted into 1,422,222 shares of the Company common stock. The stock consideration was paid entirely to Schaeffer, founder of Interactive Data and 40% interest holder at the time of the acquisition, who also received $1.92 million of the cash consideration, with the remainder being paid to WHP. The purchase price was adjusted by $560,361 to adjust estimated working capital as of the closing to $0. As a result of the post-closing adjustment, an additional $508,767 in cash was paid to Schaeffer and WHP with an additional $51,594 due upon the earlier of the Company’s realization of a prepaid tax credit or September 31, 2015. In addition, the Company entered into a two year employment agreement with Schaeffer, effective as of the closing date, to serve as a Senior Executive of the Company and General Manager of Interactive Data.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 3 – INTERACTIVE DATA ACQUISITION (continued)

The purchase price exceeded the fair value of the assets required. To reflect the excess purchase price over the estimated fair value of the tangible net assets acquired, the purchase price allocation is summarized as follows:

Cash at closing	$5,760,000
Post-closing working capital adjustment	560,361

Total purchase price	$6,320,361

Fair value of identifiable assets acquired:
Working capital	$425,315
Deferred taxes	99,457
Property, plant and equipment	229,119
Intangible asset – existing technology	339,000
Goodwill	5,227,470

Total purchase price	$6,320,361

NOTE 4 – ACCOUNTS RECEIVABLE, NET

Accounts receivable are due from customers and are generally unsecured. The Company provides for credit losses based on management’s evaluation of collectability using current and historical performance of each customer.

Accounts receivable consists of the following:

2014

Accounts receivable	$400,190
Less allowance for bad debts	(104,851)

Accounts receivable, net	$295,338

NOTE 5 – PROPERTY AND EQUIPMENT

As of December 31, 2014, property and equipment consisted of the following:

	Estimated Useful Lives	2014
Computer and network equipment	5-7	$283,317
Office equipment	5	20,422
Furniture and fixtures	5	10,202

Total		313,941
Accumulated depreciation		(11,381)

Property and equipment, net		$302,560

During the period from September 22, 2014 (inception) through December 31, 2014, depreciation expense totaled $11,381.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 6 – INTANGIBLE ASSETS

As of December 31, 2014, intangible assets with definite lives consisted of the following:

	Estimated Useful Lives	2014
Intangible assets with finite useful life:
Software	3-15	$801,956

Total		801,956
Accumulated amortization		(6,426)

Intangible assets, net		$795,530

For the period from September 22, 2014 (inception) through December 31, 2014, amortization expense for software totaled $6,426.

On October 14, 2014, the Company entered into an Intellectual Property Purchase Agreement (the “IP Agreement”), whereby the Company purchased all right, title and interest in certain intellectual property, including inventions, computer programs and software (collectively “Purchased IP”), from Ole Poulsen for a combination of cash and royalties as defined in the IP Agreement.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases several office locations under non-cancelable operating leases. The leases expire over the next seven years and some contain provisions for certain annual rent escalations, and renewal options for additional periods. Rent expense is computed on the straight-line method over the lease term period.

The future aggregate minimum annual lease payments under the Company’s non-cancellable operating leases are as follows:

Years ending December 31,	Amounts
2015	$361,161
2016	269,929
2017	278,385
2018	229,410
2019	207,137
Thereafter	621,419

Total	$1,967,441

For the period from September 22, 2014 (inception) through December 31, 2014, rent expense totaled $131,106.

On December 3, 2014, the Company entered into a ninety-one (91) month lease to occupy ten thousand seven hundred and forty-five (10,745) rentable square feet at the premises located at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431. The commencement date will be the earlier to occur of (a) the date when the Company takes possession of any part of the space for the conduct of its business, or (b) the date of substantial completion of the Tenant Improvements. The commencement date is estimated to be on or about June 24, 2015. An irrevocable letter of credit of $300,000 was accepted on March 2, 2015 as a security deposit by the landlord. The bank required the Center to purchase a certificate of deposit for the same amount to collateralize the letter of credit.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 7 – COMMITMENTS AND CONTINGENCIES (continued)

Operating Leases - continued

On December 30, 2014, the Company entered into a thirty-eight (38) month lease to occupy two thousand seven hundred and eighty-eight (2,788) rentable square feet at the premises located at 101 Yesler Way, Seattle, Washington 98104. The premises will serve as the Company’s technology office. The commencement date will be the date of substantial completion of the Tenant Improvements. The commencement date was February 1, 2015.

Data Licensing Obligations

The Company enters into data licensing rights agreements and related amendments to provide the Company nonexclusive and nontransferable licenses of certain data. As of December 31, 2014, these contracts expire at and have various payment terms with due dates through June 2016. Minimum future payments under these data licensing rights agreements as of December 31, 2014, are as follows:

Years ending December 31,	Amounts
2015	$591,685
2016	75,000

Total	$666,685

For the period from September 22, 2014 (inception) through December 31, 2014, data licensing expense totaled $275,404.

Key Executive Employment Agreements

Ole Poulsen, Chief Science Officer:

On October 1, 2014, the Company entered into a one (1) year employment agreement with Ole Poulsen to serve as the Chief Science Officer of the Company (the “Poulsen Agreement”) with compensation including a base salary and entitlement to receive bonuses based on certain milestones as defined in the Poulsen Agreement. In the event of termination without cause during the Term, the Company shall pay Mr. Poulsen his base salary for the remainder of the Term and any bonuses for milestones completed prior to the effective date of termination.

Derek Dubner, Chief Executive Officer:

Effective October 2, 2014, the Company entered into an employment agreement through September 30, 2016, with Derek Dubner to serve as the Chief Executive Officer of the Company (the “Dubner Agreement”) with compensation including two million (2,000,000) Restricted Stock Units; vesting quarterly during the Term, a base salary and entitlement to receive bonuses based on certain milestones as defined in the Dubner Agreement. In the event of termination without cause during the Term, the Company shall pay Mr. Dubner his base salary for the remainder of the Term and any bonuses for milestones completed prior to the effective date of termination.

James Reilly, President and Chief Operating Officer:

Effective October 2, 2014, the Company entered into an employment agreement through September 30, 2016, with James Reilly to serve as the President and Chief Operating Officer of the Company (the “Reilly Agreement”) with compensation including one million (1,000,000) Restricted Stock Units; vesting quarterly during the Term, a base salary and entitlement to receive a bonus based on a certain milestone as defined in the Reilly Agreement. In the event of termination without cause during the Term, the Company shall pay Mr. Reilly his base salary for the remainder of the Term and any bonus for milestones completed prior to the effective date of termination.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 7 – COMMITMENTS AND CONTINGENCIES (continued)

Key Executive Employment Agreements - continued

Daniel MacLachlan, Chief Financial Officer:

Effective October 2, 2014, the Company entered into an employment agreement through September 30, 2016, with Daniel MacLachlan to serve as the Chief Financial Officer of the Company (the “MacLachlan Agreement”) with compensation including two hundred and fifty thousand (250,000) Restricted Stock Units; vesting quarterly during the Term, and a base salary as provided in the MacLachlan Agreement. In the event of termination without cause during the Term, the Company shall pay Mr. MacLachlan his base salary for the remainder of the Term.

Business Consulting Services Agreement

On October 13, 2014, the Company entered into a business consulting services agreement with Marlin Capital Investments, LLC (“Marlin Capital”) for a term of four (4) years (the “Marlin Consulting Agreement”). Under the Marlin Consulting Agreement, Marlin Capital serves in the capacity of a strategic advisor to the Company and provides services such as recommendations on organizational structure, capital structure, future financing needs, and business strategy. The Marlin Consulting Agreement provides for equity compensation issued to Marlin in the amount of 10,000,000 Restricted Stock Units (“RSUs”), of the Company, which shall vest in four (4) equal, annual increments beginning October 13, 2015 and ending October 13, 2018, provided that one of the Milestones (as hereinafter defined) has been achieved on or before such date, and subject to Marlin Capital providing services on each applicable vesting date. As used in the Marlin Consulting Agreement, “Milestone” means: (i) the Company generating $15 million in revenues over any 12 month period; or (ii) the Company generating $10 million in revenues over any 12 month period and generating positive earnings before interest, taxes, depreciation and amortization (with all stock based compensation not included as an expense) for such 12 month period. However, all unvested RSUs shall immediately vest upon the occurrence of a change of control of the Company, excluding the Merger with Tiger Media, a termination of Marlin Capital without cause, or a termination by Marlin Capital based on a material breach of the Marlin Consulting Agreement by the Company. Mr. Michael Brauser and Mr. Barry Honig, directors of the Company, are also owners and managers of Marlin Capital.

IP Litigation

On October 27, 2014, Transunion Risk and Alternative Data Solutions, Inc. (“TRADS”) filed a Complaint for Declaratory Judgment against ID, among other parties, in the U.S. Bankruptcy Court, Southern District of Florida, regarding a dispute over ownership of the Purchased IP. As of the date of this report, this case is on-going.

Non-Compete Litigation

On October 23, 2014, TRADS filed a Complaint and Motion for Temporary Injunction, in the Fifteenth Judicial Circuit Court in and for Palm Beach County, Florida, against James Reilly, President and Chief Operating Officer of the Company and Interactive Data, seeking relief for alleged violation of a noncompetition agreement. An adverse ruling could have an immediate near-term impact on the Company’s financial position, results of operations, and liquidity. As of the date of this report, this case is on-going.

On November 26, 2014, TRADS filed a Complaint and Motion for Preliminary Injunction, in the United States District Court, Southern District of Florida, against Daniel MacLachlan, Chief Financial Officer and Treasurer of the Company, seeking relief for alleged violation of a noncompetition agreement. An adverse ruling could have an immediate near-term impact on the Company’s financial position, results of operations, and liquidity. As of the date of this report, Mr. MacLachlan is not an employee of the Company, and this case is on-going.

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 8 – STOCKHOLDERS EQUITY

At December 31, 2014, the capital stock of the Company consisted of (i) 200,000,000 shares of common stock authorized and 20,084,223 shares issued with no par value per share and (ii) 10,000,000 shares of preferred stock authorized and 4,209,000 shares issued with a par value of $0.001 per share. The Company’s Board has the authority to determine the voting powers, designations, preferences, privileges and restrictions of the preferred shares.

Issuance of Stock

At the inception of the Company, 5,000,001 shares of common stock were issued to the founders of the Company. There were no proceeds associated with this transaction.

On October 2, 2014, the Company closed on a Stock Purchase Agreement with various investors. Under the Stock Purchase Agreement, the Company sold 4,860,000 shares of preferred stock of the Company for proceeds of $6,632,746.

On December 4, 2014, the Company closed on a Stock Purchase Agreement with various investors. Under the Stock Purchase Agreement, the Company sold 12,360,000 shares of common stock of the Company (the “Shares”) at $.50 per share on a “best efforts” basis. Additionally, 651,000 shares of preferred stock were converted to 1,302,000 shares of common stock and sold under the Stock Purchase Agreement. The net proceeds were approximately $6.1 million, net of costs of issuance of approximately $118,000 paid in cash and warrants to purchase 140,000 common shares.

Granting of Restricted Stock Units (“RSUs”)

On October 2, 2014, the Board of Directors approved the issuance of 500,000 RSUs to two consultants. One of the consultants to receive 500,000 RSUs is Michael Brauser, a director of the Company.

On December 11, 2014, the Board of Directors approved the issuance of an additional 250,000 RSUs to Dan MacLachlan and 300,000 RSUs to an employee.

As of December 31, 2014, 14,800,000 RSU’s were issued and outstanding. Compensation expense of $22,813 was recorded in 2014 related to the granting of RSU’s.

NOTE 9 – INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the tax effects of differences between the financial statements and tax basis of assets and liabilities. A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

The components of income tax provision (benefit) related to continuing operations are as follows at December 31, 2014:

December 31, 2014
Current (benefit) provision	$—

Deferred (benefit) provision	(222,779)

Total (benefit) provision for income taxes	$(222,779)

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 9 – INCOME TAXES (continued)

The Company’s effective income tax expense (benefit) differs from the statutory federal income tax rate of 34% as follows at December 31, 2014:

	December 31, 2014
Tax on income before income tax	$(265,161)	34.0%
Other permanent differences	2,775	-0.4%
Acquisition costs	46,530	-6.0%
Effect of state taxes (net of federal benefit)	(6,923)	0.9%

Income tax provision	$(222,779)	28.6%

The components of net deferred tax assets that have been presented in the accompanying consolidated balance sheets include the following components at December 31, 2014:

2014
Deferred income tax assets:
Accounts receivable	$38,382
Other current liabilities	45,941
Intangible assets	135,721
Share-based compensation	—
Net operating loss carryforward	212,283

Deferred income tax assets	$432,327

2014
Deferred income tax liabilities:
Internal revenue code sec. 481 adjustment	$(83,889)
Fixed assets	(83,688)

Deferred income tax liabilities	$(167,577)

Valuation Allowance	—

Net Deferred Tax Assets	$264,750

IDI HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 9 – INCOME TAXES (continued)

The net deferred tax assets (liabilities) in the accompanying consolidated balance sheets include the following components at December 31, 2014:

2014
Current:
Deferred tax asset	$84,323
Deferred tax liability	(27,963)

Net deferred tax asset, current	56,360

Non-current:
Deferred tax asset	348,004
Deferred tax liability	(139,614)

Net deferred tax asset, non-current	208,390

Net deferred tax asset	$264,750

As of December 31, 2014, the Company had a Net Operating Loss Carryforward of $603,153, which will expire in 2034.

ASC 740 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Management believes, based on all positive and negative evidence, that the deferred tax assets will be fully realized and therefore has not recorded a valuation allowance.

In accordance with the provisions of ASC 740: Income Taxes, the Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. As of December 31, 2014, the Company has no liabilities for uncertain tax positions. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. All of the Company’s income tax filings since inception remain open for tax examinations.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated events and transactions occurring after December 31, 2014, through July 8, 2015, the date which the financial statements were available to be issued, for disclosure. The following matters have occurred through July 8, 2015.

Tiger Media Merger with the Company

On March 20, 2015, Tiger Media (NYSE MKT: IDI), a Shanghai-based multi-platform media company incorporated in Delaware, merged with the Company (the “Merger”). Under the terms of the merger agreement, current Tiger Media and Company shareholders own approximately 34% and 66% of the combined company, respectively. The owner of approximately 30% of the Company’s common stock on an as converted basis (without giving effect to the Consultant’s RSUs) beneficially owns approximately 23% of Tiger Media. Approximately 65% of the shares issued to the Company (without giving effect to the Consultant’s RSUs) are non-voting preferred stock, and 30% of these preferred shares will only be issued upon achievement of certain revenue targets.

******